Exhibit 99.1

China Jo-Jo Drugstores Reports Fiscal Year 2019 Financial Results

HANGZHOU, China, July 1, 2019 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ: CJJD) (“Jo-Jo Drugstores” or the “Company”), a leading online and offline retailer and wholesale distributor of pharmaceutical and other healthcare products and a healthcare provider in China, today announced its financial results for the fiscal year ended March 31, 2019.

Mr. Lei Liu, Chairman and Chief Executive Officer of China Jo-Jo Drugstores, Inc., commented, “We are pleased to present our financial results for our 2019 fiscal year. We increased our top line revenue to $107.55 million for the 2019 fiscal year as compared to $96.11 million for the previous fiscal year. Over the course of the 2019 fiscal year we made great strides in improving our operations and made a key senior appointment by appointing Mr. Wei Hu to serve as our new Chief Operating Officer, to accelerate the transition and digitalization of our company in the rapidly evolving retail drugstore industry. We look forward to further improving our operations and continuing to provide effective and efficient services to our loyal customer base for the coming years.”

Fiscal Year 2019 Financial Highlights

	For the Year Ended March 31,
($ millions, except per share data)	2019	2018	% Change
Revenue	107.55	96.11	11.9%
Retail drugstores	72.34	61.98	16.7%
Online pharmacy	8.78	12.13	(27.6)%
Wholesale	26.43	22.00	20.1%
Gross profit	25.11	20.13	24.8%
Gross margin	23.3%	20.9%	2.4	pp*
Loss from operations	(0.88)	(18.02)	95.1%
Net loss	(1.32)	(17.06)	92.3%
Loss per share	(0.03)	(0.68)	95.6%

*Notes: pp represents percentage points

●	Revenues increased by 11.9% to $107.55 million for the fiscal year ended March 31, 2019 from $96.11 million for the prior fiscal year.
●	Gross profit increased by 24.8% to $25.11 million for the fiscal year ended March 31, 2019 from $20.13 million for prior fiscal year.
●	Gross margin increased by 2.4 percentage points to 23.3% for the fiscal year ended March 31, 2019 from 20.9% for the prior fiscal year.
●	Net loss was $1.32 million, or $0.03 per basic and diluted share, for the fiscal year ended March 31, 2019, compared to $17.06 million, or $0.68 per basic and diluted share, for the same period of last year, which is a decrease in loss.

Fiscal Year 2019 Financial Results

Revenue

Revenue for the fiscal year ended March 31, 2019 increased by $11.44 million, or 11.9%, to $107.55 million from $96.11 million for the prior fiscal year. The increase in revenue was primarily due to the revenue increase in retail drugstores and wholesale business, partially offset by the decrease in online sales business.

	For the Year Ended March 31,
	2019			2018
($ millions)	Revenue	Cost of Goods	Gross Margin	Revenue	Cost of Goods	Gross Margin
Retail drugstores	72.34	51.25	29.2%	61.98	45.92	25.9%
Online pharmacy	8.78	7.75	11.8%	12.13	10.86	10.5%
Wholesale	26.43	23.45	11.3%	22.00	19.21	12.7%
Total	107.55	82.44	23.3%	96.11	75.99	20.9%

Revenue from the retail drugstores business increased by $10.36 million, or 16.7%, to $72.34 million for the fiscal year ended March 31, 2019 from $61.98 million for the prior fiscal year. The increase was primarily due to consumer-facing benefits such as emphasis on onsite medical care, chronic disease management, incremental DTP (Direct-to-Patient) business caused by continuous hospital medical reform, and the maturation of stores opened a year ago.

Revenue from the online pharmacy business decreased by $3.35 million, or 27.6%, to $8.78 million for the fiscal year ended March 31, 2019 from $12.13 million for the prior fiscal year. The decrease was mainly caused by a decline in sales via e-commerce platforms which suspended OTC drug sales on their sites directly, offset by the increase in business referred from Pharmacy Benefit Management (“PBM”) providers. The Company is adding more non-medical health products such as nutritional supplements into its product offerings to counteract the decline in sale of OTC drugs.

Revenue from the wholesale business increased by $4.43 million, or 20.1%, to $26.43 million for the fiscal year ended March 31, 2019 from $22.00 million for the prior fiscal year. The increase was primarily a result of the Company's ability to resell certain products, which the Company sold in large quantity at its retail stores, to other vendors at competitive prices, as well as sales of certain nutritional supplements to sales agents.

Gross profit and gross margin

Total cost of goods sold increased by $6.45 million, or 8.5%, to $82.44 million for the fiscal year ended March 31, 2019 from $75.99 million for the prior fiscal year. Gross profit increased by $4.99 million, or 24.8%, to $25.11 million for the fiscal year ended March 31, 2019 from $20.13 million for the prior fiscal year. Overall gross margin increased by 2.4 percentage points to 23.3% for the fiscal year ended March 31, 2019, from 20.9% for the prior fiscal year, due to higher retail profit margins.

Gross margin for the Company’s retail drugstores segment increased by 3.3 percentage points to 29.2% for the fiscal year ended March 31, 2019, from 25.9% for the prior fiscal year, primarily because of the introduction of new suppliers, and the continuing renegotiating of prices with the Company’s suppliers.

Gross margin for the online pharmacy segment increased by 1.3 percentage points to 11.8% for the fiscal year ended March 31, 2019, from 10.5% for the prior fiscal year, primarily due to the increase in sales via the Company’s own official website, offset by decrease in sale via third-party platforms, which are usually subject to low profit margin.

Gross margin for the Company’s wholesale segment decreased by 1.4 percentage to 11.3% for the fiscal year ended March 31, 2019, from 12.7% for the prior fiscal year, primarily as a result of variation in the products the Company carries and sells to certain pharmaceutical vendors.

Loss from operations

Selling and marketing expenses increased by $5.53 million, or 29.5%, to $24.27 million for the fiscal year ended March 31, 2019 from $18.74 million for the prior fiscal year, primarily due to increases in labor and rent related to store expansions and increases in the cost of living.

General and administrative expenses decreased by $16.10 million, or 90.4%, to $1.72 million for the fiscal year ended March 31, 2019 from $17.82 million for the prior fiscal year. In fiscal 2019, in order to use cash more efficiently, the Company accelerated the collection of advances to suppliers and accounts receivables. Specifically, we focused on the collection of aged accounts of advances to suppliers and accounts receivable. As the Company has collected these amounts, its allowance on doubtful accounts decreased by approximately $7.7 million. Additionally, the Company’s stock compensation expense decreased by approximately $6.8 million primarily as a result of issuing shares to its key employees in fiscal 2018. Excluding such expenses, general and administrative expenses decreased by approximately $1.6 million or 9%, which reflects control of expense such as overall management cash compensation in fiscal year 2019.

Impairment of long-lived assets was nil for the fiscal year ended March 31, 2019, compared to $1.58 million for the prior fiscal year. On March 31, 2018, Jiuxin Medicine started outsourcing its logistic service to Astro Boy Cloud Pan (Hangzhou) Storage and Logistic Co. Ltd, Jiuxin Medicine’s warehouse lease has been terminated. As a result, approximately $1.58 million in unamortized warehouse improvements were recognized as expenses in the year ended March 31, 2018. Such impairment was made after the Company estimated that the implied fair value of long-lived assets was lower than their carrying value.

Loss from operations was $0.88 million for the fiscal year ended March 31, 2019, compared to $18.02 million for the prior fiscal year. Operating margin was negative 0.8% for the fiscal year ended March 31, 2019, compared to negative 18.8% for the prior fiscal year.

Net loss

Net loss was $1.32 million, or $0.03 per basic and diluted share for the fiscal year ended March 31, 2019, compared to net loss of $17.06 million, or $0.68 per basic and diluted share for the prior fiscal year.

Financial Condition

As of March 31, 2019, the Company had cash of $24.75 million, compared to $31.45 million as of March 31, 2018. Net cash used in operating activities was $5.60 million for the fiscal year ended March 31, 2019, compared to $2.07 million for the prior fiscal year. Net cash used in investing activities was $7.33 million for the fiscal year ended March 31, 2019, compared to $2.98 million for the prior fiscal year. Net cash provided by financing activities was $8.08 million for the fiscal year ended March 31, 2018, compared to net cash used in financing activities of $4.89 million for the prior fiscal year.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc. ("Jo-Jo Drugstores" or the "Company"), is a leading online and offline retailer and wholesale distributor of pharmaceutical and other healthcare products in China. Jo-Jo Drugstores currently operates retail drugstores and an online pharmacy. It is also a wholesale distributor of products similar to those carried in its pharmacies and it cultivates and sells herbs used for traditional Chinese medicine. For more information about the Company, please visit http://jiuzhou360.com. The Company routinely posts important information on its website.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Company Contact:

Frank Zhao
Chief Financial Officer
+86-571-88219579
frank.zhao@jojodrugstores.com

Steve Liu
Investor Relations Director
steve.liu@jojodrugstores.com

Investor Relations Contact:

Tina Xiao
Ascent Investor Relations LLC
+1-917-609-0333
tina.xiao@ascent-ir.com

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash	$9,322,463	$15,132,640
Restricted cash	15,422,739	16,319,551
Financial assets available for sale	180,928	175,140
Notes receivable	177,278	279,082
Trade accounts receivable	8,692,514	8,322,393
Inventories	13,955,202	13,429,568
Other receivables, net	4,438,230	3,098,079
Advances to suppliers	1,950,252	3,447,452
Other current assets	2,063,375	2,116,237
Total current assets	56,202,981	62,320,142

PROPERTY AND EQUIPMENT, net	8,727,358	2,843,640

OTHER ASSETS
Long-term investment	24,243	40,890
Farmland assets	825,259	796,286
Long term deposits	2,157,275	2,501,968
Other noncurrent assets	1,196,197	1,253,352
Intangible assets, net	3,597,323	4,056,414
Total other assets	7,800,297	8,648,910

Total assets	$72,730,636	$73,812,692

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable, trade	23,106,230	25,259,526
Notes payable	25,951,673	19,180,200
Other payables	3,197,221	4,272,523
Other payables - related parties	795,179	850,342
Customer deposits	771,942	4,040,867
Taxes payable	125,859	366,040
Accrued liabilities	1,264,182	841,993
Total current liabilities	55,212,286	54,811,491

Financial liability	465,248	-
Purchase option and warrants liability	81,935	138,796
Total liabilities	55,759,469	54,950,287

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock; $0.001 par value; 250,000,000 shares authorized; 28,936,778 and 28,936,778 shares issued and outstanding as of March 31, 2019 and March 31, 2018	28,937	28,937
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding as of March 31, 2019 and March 31, 2018	-	-
Additional paid-in capital	44,905,664	43,599,089
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(30,587,468)	(29,661,190)
Accumulated other comprehensive income	2,508,964	3,586,460
Total stockholders’ equity	18,165,206	18,862,405
Noncontrolling interests	(1,194,039)	-
Total equity	16,971,167	18,862,405
Total liabilities and stockholders’ equity	$72,730,636	$73,812,692

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)

	For the years ended March 31,
	2019	2018
REVENUES, NET	$107,551,012	$96,112,706

COST OF GOODS SOLD	82,442,969	75,987,537

GROSS PROFIT	25,108,043	20,125,169

SELLING EXPENSES	24,265,184	18,739,492
GENERAL AND ADMINISTRATIVE EXPENSES	1,718,989	17,823,661
IMPAIRMENT OF LONG-LIVED ASSETS	-	1,583,186
TOTAL OPERATING EXPENSES	25,984,173	38,146,339

LOSS FROM OPERATIONS	(876,130)	(18,021,170)

INTEREST INCOME	112,887	478,976
OTHER INCOME, NET	(93,311)	201,096
CHANGE IN FAIR VALUE OF PURCHASE OPTION AND WARRANTS LIABILITY	(326,452)	357,421

LOSS BEFORE INCOME TAXES	(1,183,006)	(16,983,677)

PROVISION FOR INCOME TAXES	134,763	76,256

NET LOSS	(1,317,769)	(17,059,933)

ADD: NET (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	391,491	-

NET (LOSS) ATTRIBUTABLE TO CHINA JO-JO DRUGSTORES, INC.	(926,278)	(17,059,933)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(1,077,496)	2,236,398

COMPREHENSIVE LOSS	(2,395,265)	(14,823,535)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	28,936,778	25,241,748
Diluted	28,936,778	25,241,748

LOSS PER SHARES:
Basic	$(0.03)	$(0.68)
Diluted	$(0.03)	$(0.68)

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(1,317,769)	$(17,059,933)
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt direct write-off and provision	(3,357,851)	4,009,636
Depreciation and amortization	1,676,413	1,383,810
Impairment of leasehold improvement		1,583,186
Stock based compensation	197,100	7,021,563
Change in fair value of purchase option derivative liability	326,452	(357,421)
Change in operating assets:
Accounts receivable, trade	(116,810)	(2,072,486)
Notes receivable	83,910	(1,005)
Inventories and biological assets	(1,390,823)	(2,411,209)
Other receivables	(1,308,437)	(489,334)
Advances to suppliers	3,612,453	1,121,006
Long term deposit	183,841	15,103
Other current assets	(83,372)	(377,391)
Other noncurrent assets	(23,511)	36,091
Change in operating liabilities:
Accounts payable, trade	(528,353)	3,726,625
Other payables and accrued liabilities	(328,473)	1,115,267
Customer deposits	(3,011,194)	1,048,939
Taxes payable	(216,792)	(362,513)
Net cash provided by operating activities	(5,603,216)	(2,070,066)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of financial assets available for sale	87,290	-
Purchase of financial assets available for sale	(104,360)	(75,513)
Acquisition of equipment and building	(5,450,934)	(414,398)
Increase intangible assets	(29,817)	(1,140,102

Additions to leasehold improvements	(1,828,360)	(1,347,489)
Net cash provided by (used in) investing activities	(7,326,181)	(2,977,502)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	42,030,521	27,461,423
Repayment of notes payable	(34,018,811)	(22,476,740)
Increase in financial liability	81,997	-
Proceeds from sale of stock and warrants	7,529	-
Repayment of other payables-related parties	(22,655)	(91,395)
Net cash provided by (used in) financing activities	8,078,581	4,893,288

EFFECT OF EXCHANGE RATE ON CASH	(1,856,174)	3,810,661

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(6,706,989)	3,656,381

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, beginning of year	31,452,191	27,795,810

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, end of year	$24,745,202	$31,452,191

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes	$56,422	$27,825